UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of content included in a press release issued on May 27, 2009 as published on the Merck & Co., Inc. (“Merck”) internal website on May 28, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Published in The Daily on May 28 article 1

Schering-Plough and Merck Provide Update on Distribution Agreement

Schering-Plough has been notified that Johnson & Johnson, as a result of the proposed merger between Schering-Plough and Merck, has initiated arbitration proceedings to resolve the parties' dispute over whether Johnson & Johnson can terminate the distribution agreement relating to Schering-Plough's rights to Remicade and Simponi.

While the initiation of the proceedings does not preclude a negotiated settlement, the companies say they are fully prepared to arbitrate the matter and to vigorously defend their rights.

Schering-Plough and Merck noted that Johnson & Johnson's position is contradicted by the plain language of the Remicade distribution agreement.  The companies are confident that an arbitrator will agree that the Merck/Schering-Plough merger does not give Johnson & Johnson the right to terminate this agreement.

The companies noted that the arbitration process is expected to take place over the next 9 to 12 months and could be ongoing even after the merger has closed.  On May 5, Centocor, a wholly owned subsidiary of Johnson & Johnson, notified Schering-Plough of its intention to arbitrate whether Centocor has the right to terminate the distribution agreement as a result of the merger agreement and proposed merger.  The arbitration process is clearly defined involving a number of steps, including the selection of an independent arbitrator, information exchanges and hearings, before a final decision is reached.

Any change or termination of the distribution agreement is excluded by the Merck/Schering-Plough merger agreement from the definition of "material adverse effect" and from the definition in the credit agreements entered into in connection with financing the merger. The companies continue to expect the merger to be completed in the fourth quarter without regard to the arbitration.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s 2008 Annual Report on Form 10-K, the preliminary proxy statement filed by Merck on May 21, 2009 and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough filed a registration statement, including a preliminary joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they contain important information.  Investors may obtain free copies of the registration statement and preliminary joint proxy statement, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on April 27, 2009, and information regarding Merck’s directors and executive officers is available in the registration statement and preliminary joint proxy statement, filed with the SEC on May 20, 2009.  Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the contemplated transactions is included in the registration statement and preliminary joint proxy statement filed with the SEC in connection with the proposed transaction.